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                                                                    Exhibit 99.3

                                [Front of Card]


                                 REVOCABLE
FIRST NATIONAL BANCORP, INC.                     Special Meeting of Stockholders
53 West Main Street, P.O. Box 760      PROXY                       April 6, 2001
Norfolk, New York 13667

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned shareholder of First National Bancorp, Inc., a New York corporation (the "Company"), appoint(s) Walter Basmajian, Kenneth Dallos and Alan Daniels, or any of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock, par value $5.00 per share, of the Company, which the undersigned is entitled to vote at the Special Meeting of its stockholders to be held at 53 West Main Street, Norfolk, New York 13667 at 9:00 a.m. on Friday, April 6, 2001 and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally presented as follows:

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH AS PROPOSAL 1 ON THE REVERSE SIDE HEREOF. THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY MOTION TO ADJOURN THE SPECIAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders of record who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.

     The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.


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You are requested to complete, date and sign the reverse side the reverse of this card and return this card and return this proxy promptly. when shares are held by joint tenants, both should sign. persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.
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                             [Reverse Side of Card]



This proxy will be voted as directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted FOR Proposal 1.
________________________________________________________________________________

             THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1
________________________________________________________________________________

PROPOSAL 1.  Adoption and approval of the Agreement and Plan of Merger between the Company and NBT Bancorp Inc. dated as of January 2, 2001. The Agreement and Plan of Merger is described in the accompanying proxy statement/prospectus.

             FOR          AGAINST      ABSTAIN

             [_]            [_]          [_]

In their discretion, the persons named in this proxy are authorized to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof. A proxy voted "AGAINST" PROPOSAL 1 will not be voted in favor of any adjournment or postponement of the special meeting.

_______________________________________________________________________________

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                    ENVELOPE
________________________________________________________________________________

Signature(s)________________________________Date____________________2001
Note: Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian or trustee, please give title as such.